ELLIE MAE, INC.

2011 EQUITY INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
Ellie Mae, Inc., a Delaware corporation, (the “Company”), pursuant to its 2011 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one share of Common Stock upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant’s Name:	_____________________________________________
Participant’s Address:	_____________________________________________
_____________________________________________
Grant Date:	_____________________________________________
Total Number of RSUs:	_____________________________________________
Vesting Commencement Date:	_____________________________________________
Vesting Schedule:	_____________________________________________
By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Additionally, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, each of which is attached to this Grant Notice. In addition, by signing below, Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6 of the Agreement by (i) withholding shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs, (ii) instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company or (iii) using any other method permitted by Section 2.6 of the Agreement or the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the RSUs.

ELLIE MAE, INC.:		PARTICIPANT:
By:	_________________________	By:	_________________________
Print Name:	_________________________	Print Name:	_________________________
Title:	_________________________		_________________________
Address:	_________________________	Address:	_________________________
	_________________________		_________________________

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, Ellie Mae, Inc., a Delaware corporation (the “Company”), has granted to Participant an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Company’s 2011 Equity Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE I
GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2General. Each Restricted Stock Unit shall constitute a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (subject to adjustment as provided in Section 14.2 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Stock Units vest pursuant to Section 2.3. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

1.3Incorporation of Terms of Plan. RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II
GRANT OF RESTRICTED STOCK UNITS

2.1Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of RSUs as set forth in the Grant Notice.

2.2    Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of a share of Common Stock on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article II hereof, Participant will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Sections 2.4 and 2.5, the RSUs awarded by the Grant Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Agreement is attached (the “Vesting Schedule”), subject to Participant’s continued employment or services through such dates, as a condition to the vesting of the applicable installment of the RSU and the rights and benefits under this Agreement.

Unless otherwise determined by the Administrator, partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Sections 2.4 or 2.5 below or under the Plan.
2.4    Change in Control Treatment. In the event the successor corporation in a Change in Control refuses to assume or substitute for the RSUs in accordance with Section 14.2 of the Plan, the RSUs will automatically vest in full as of immediately prior to the consummation of such Change in Control.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Upon Participant’s Termination of Service for any reason other than by reason of Participant’s death or Disability (as defined below), the then-unvested RSUs subject to this Agreement (after giving effect to any accelerated vesting pursuant to Section 2.4) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. Notwithstanding anything herein or in the Grant Notice, the then-unvested RSUs subject to this Agreement will automatically vest in full in the event of Participant’s Termination of Service by reason of Participant’s death or Disability. As used herein, “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as from time to time amended.
2.6    Payment after Vesting.
(a)    As soon as administratively practicable, and, in any event, within sixty (60) days, following the vesting of any Restricted Stock Units pursuant to Section 2.3 or Section 3.2, the Company shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.5, provided, that, in the event that the Restricted Stock Units constitute “nonqualified deferred compensation” within the meaning of Section 409A (as defined below) then such Common Stock shall be delivered to the Participant on the thirtieth (30th) day following the vesting of the Restricted Stock Units. Notwithstanding the foregoing, in the event shares of Common Stock cannot be issued pursuant to Section 2.8(a), (b) or (c) hereof, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Grant Notice or this Agreement to the contrary, upon vesting of the RSUs, shares of Common Stock will be issued as set forth in this section. In no event will the RSUs be paid to Participant in the form of cash.

(b)     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of RSUs or the issuance of shares of Common Stock. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Company, include:
(1)    Cash or check;
(2)    Surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable under the RSUs) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or
(3)    Other property acceptable to the Company in its sole discretion (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable under the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Participant or Participant’s legal representative or enter such share of Common Stock in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the RSUs or the issuance of shares of Common Stock.
2.7    Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights and voting rights, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been actually issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 14.2 of the Plan.

2.8    Conditions to Delivery of Common Stock. Subject to Section 11.4 of the Plan, the shares of Common Stock deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)    The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

(e)    The lapse of such reasonable period of time following the vesting of any Restricted Stock Units as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.2     Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Restricted Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3    Grant is Not Transferable. During the lifetime of Participant, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs and the rights and privileges conferred hereby immediately will become null and void. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and distribution.
3.4    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Financial Officer, Controller or Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7    Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.8    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the RSUs in any material way without the prior written consent of the Participant.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Sections 3.2 and 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
3.13    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.14    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.